                                   EXHIBIT 2.1


Agreement and Plan of Reorganization dated as of July 1, 1994 between Union Planters Corporation, GSSC Acquisition Company, Inc., and Grenada Sunburst System Corporation, Sunburst Bank, Mississippi and Sunburst Bank.

                      AGREEMENT AND PLAN OF REORGANIZATION


                               DATED July 1, 1994


                                    Between



                         UNION PLANTERS CORPORATION and
                         GSSC ACQUISITION COMPANY, INC.


                                      and


                      GRENADA SUNBURST SYSTEM CORPORATION,
                         SUNBURST BANK, MISSISSIPPI and
                                 SUNBURST BANK

                              TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                                 AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . .  1

                                                               RECITALS . . . . . . . . . . . . . . . . . . . . . .  1

                                                              AGREEMENT   . . . . . . . . . . . . . . . . . . . . .  3

                                                              ARTICLE 1
                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .  3

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 -----------

                                                              ARTICLE 2

                                                     TERMS OF THE REORGANIZATION  . . . . . . . . . . . . . . . . . 10

         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 ----------
         2.2     Certificate of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation  . 10
                 -----------------------------------------------------------------------------------------------
                 (a)      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          ----------------------------
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          ------
                 (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                          ----------------------
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                          ----
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 --------------------
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 ---------------------------
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . 11
                 ------------------------------------------------------
         2.6     Holding Period of UPC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
                 ----------------------------------
         2.7     GSSC Stock Options and Treasury Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 -------------------------------------

                                                              ARTICLE 3
                                                      DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . . . . 14

         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 -------------------
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                          -------------------------------------
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                          ----------------------------
                 (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                          -------------------------------
                 (d)      Conversion and Cancellation of Shares of GSSC . . . . . . . . . . . . . . . . . . . . . . 15
                          ---------------------------------------------
                 (e)      Conversion and Exchange of GSSC Shares; Exchange Ratio  . . . . . . . . . . . . . . . . . 15
                          ------------------------------------------------------
                 (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                          -------------------------------------
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                          --------------------
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                          ---------------------
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                          ------------------
                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                          -------------------------
                 (k)       Appraisal Rights of GSSC Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . 21
                          --------------------------------------
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 -------------------------
         3.3     Price Based Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 -----------------------

                                                              ARTICLE 4
                                          REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM   . . . . . . . . . . . 23

         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                 ------------------------------------
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . 23
                 -----------------------------------------------------------------------------
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 ------------
         4.4     Government and Shareholder Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 ------------------------------------
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 --------------
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 ------------------------
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 --------------------------------
         4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 --------------------
         4.9     Licenses, Franchise, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 ------------------------
         4.10    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 --------------------------
         4.11    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 -----------
         4.12    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------
         4.13    Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------------------------------
         4.14    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------------
         4.15    Material Contract Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------------------
         4.16    Statements True and Correct   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------------------------
         4.17    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ----------
         4.18    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 -------

                                                              ARTICLE 5
                                         REPRESENTATIONS AND WARRANTIES OF GSSC, SBM AND SBL  . . . . . . . . . . . 32

         5.1     Organization and Qualification of GSSC and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . 32
                 -------------------------------------------------------
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . 33
                 -----------------------------------------------------------------------------
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 ------------
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 ------------------------------
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 -------------------
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 -----------------
         5.7     GSSC Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 -------------------------
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 --------------------------
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 --------
         5.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 ----------
         5.11    GSSC Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 -----------------
         5.12    Condition of Fixed Assets and Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
                 ---------------------------------------
         5.13    Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
                 -----------
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 ----------
         5.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 -------------------
         5.16    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ---------
         5.17    Labor and Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ----------------------------
         5.18    Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
                 ---------------------
         5.19    Capitalization of GSSC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
                 ----------------------
         5.20    Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 --------------
         5.21    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
                 ----------
         5.22    Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
                 ----------------------------------
         5.23    Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 -----------------------------------------
         5.24    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 --------------------


         5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 ----------------------
         5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 ------------------
         5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 --------------------------
         5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 -------
         5.29    Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                 --------------------------------
         5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                 ---------------------------

                                                              ARTICLE 6
                                                           COVENANTS OF UPC . . . . . . . . . . . . . . . . . . . . 58

         6.1     Proxy Statement; UPC Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                 -----------------------------------------
         6.2     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                 --------------------
         6.3     Reservation, Listing and Registration of UPC Common Stock under the Securities Laws . . . . . . . .59
                 -----------------------------------------------------------------------------------
         6.4     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
                 -----------------
         6.5     Conduct of Business; Notice of Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . .61
                 ---------------------------------------------

                                                              ARTICLE 7
                                                    COVENANTS OF GSSC, SBM AND SBL  . . . . . . . . . . . . . . . . 61

         7.1     Proxy Statement; GSSC Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
                 ------------------------------------------
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 --------------------------------------------
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 -----------------------------------------
         7.4     Conduct of Business -- Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                 --------------------------------------

                                                              ARTICLE 8
                                                        CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . . . . 71

         8.1     Conditions to the Obligations of GSSC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                 -------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
                          ---------
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
                          -------------
                 (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . 73
                          --------------------------------------
                 (f)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                          ----------------
                 (g)      Tax Opinion of McDonnell Boyd . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                          -----------------------------
         8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 ------------------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                          ---------
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                          -----------------------
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                          ---------------------
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                          --------------------------
                 (g)      Opinion of GSSC's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                          -------------------------
                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
                          --------------------------------
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . 78
                          -------------------------------------
                 (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
                          ----------------------
                 (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                          -----------
                 (l)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . 79
                          -----------------------------------------
                 (m)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                          ----------------------------
                 (n)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                          ----------------

         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                 ----------------------------------------
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                          -------------------------------
                 (b)      Governmental Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . 80
                          ------------------------------------------------
                 (c)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                          ----------------------
                 (d)      GSSC Stockholder and UPC Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . 80
                          ---------------------------------------------

                                                              ARTICLE 9
                                                             TERMINATION  . . . . . . . . . . . . . . . . . . . . . 81

         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
                 -----------
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
                 ---------------------

                                                              ARTICLE 10
                                                          GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . 84

         10.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
                   -------
         10.2      Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                   -------------------------------------
         10.3      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                   -------------
         10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                   ------------
         10.5      Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                   ------------
         10.6      Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                   ---------
         10.7      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
                   ----------------
         10.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
                   ------------
         10.9      Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
                   -------------------------------------
         10.10     Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                   --------------
         10.11     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                   -------------------
         10.12     Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                   -------------------
         10.13     Equitable Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                   ------------------
         10.14     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                   ---------------
         10.15     Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                   ------------------------------------------
         10.16     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                   ---------
         10.17     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
                   -------------------
         10.18     Materiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
                   -----------

                     AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated this 1st day of July, 1994, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; GSSC ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC; GRENADA SUNBURST SYSTEM CORPORATION ("GSSC" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Delaware which is a registered bank holding company and whose principal offices are located at 2000 Gateway, Grenada, Grenada County, Mississippi 38901; SUNBURST BANK, MISSISSIPPI ("SBM"), a Mississippi banking corporation, chartered and existing under the laws of the State of Mississippi, having its main office at 2000 Gateway, Grenada, Grenada County, Mississippi 38901, and which is a wholly- owned subsidiary of GSSC; and SUNBURST BANK ("SBL"), a Louisiana banking corporation, chartered and existing under the laws of the State of Louisiana, having its main office at 8440 Jefferson Highway (Post Office Box
2710), Baton Rouge, East Baton Rouge Parish, Louisiana 70821, and which is a wholly-owned subsidiary of GSSC.

         UPC, INTERIM, GSSC, SBM and SBL are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. GSSC is the beneficial owner and holder of record of 3,465,440 shares of the common stock, $2.50 par value per share, of SBM which constitute all of the shares of common stock of SBM issued and outstanding (the "SBM Common Stock"), and 5,000,000 shares of the common stock, $1.00 par value per share, of SBL which constitute all of the shares of common stock of SBL issued and outstanding (the "SBL Common Stock") and desires to have itself, SBM and SBL acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

         B. UPC is the beneficial owner and holder of record of 1,000 shares of the common stock, $.01 par value per share, of INTERIM which constitute all of the shares of common stock of INTERIM issued and outstanding (the "INTERIM Common Stock"), and desires to acquire GSSC, SBM and SBL on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Boards of Directors of GSSC, SBM and SBL deem it desirable and in the best interests of the stockholders of GSSC (the "GSSC Stockholders") that INTERIM be merged with and into GSSC (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger").

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC (the "UPC Shareholders") that INTERIM be merged with and into GSSC on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         E. The respective Boards of Directors of UPC, INTERIM, GSSC, SBM and SBL have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Plan of Merger, and have directed that this Reorganization Agreement and the Plan of Merger and all resolutions adopted by said Boards of Directors and by the GSSC Stockholders and the UPC Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

                 "AFFILIATE" of a party means any Person or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF GSSC" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BROKERED DEPOSITS" shall mean all Deposits of SBM and SBL for which SBM or SBL have paid a commission or an interest rate substantially above that paid by SBM or SBL to the general depositors of SBM or SBL, respectively.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in any of Mississippi, Louisiana or Tennessee.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "CONSIDERATION" shall mean the value to be received by the GSSC Record Holders in exchange for their GSSC Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DELAWARE CODE" shall mean the Delaware Code (1974 Revision), as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of SBM and SBL.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "GSSC" means Grenada Sunburst System Corporation, a corporation chartered and existing under the laws of the State of Delaware which is a registered bank holding company and whose principal offices are located at 2000 Gateway, Grenada, Grenada County, Mississippi 38901.

                 "GSSC COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "GSSC COMPANIES" shall mean GSSC and all of its Subsidiaries, including SBM, SBL, all SBM Subsidiaries and all SBL Subsidiaries.

                 "GSSC EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by GSSC or any GSSC Subsidiary, including, but not limited to SBM or SBL, to or for the benefit of the officers, directors or employees of GSSC or any GSSC Subsidiary.

                 "GSSC RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of GSSC Common Stock immediately prior to the Effective Time of the Merger.

                 "GSSC STOCKHOLDERS" shall have the meaning assigned to such term in Recital C of this Reorganization Agreement.

                 "GSSC STOCKHOLDERS MEETING" shall mean the meeting of the GSSC Stockholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "GSSC STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INDEX GROUP" shall have the meaning assigned to such term in
Section 3.3 of this Reorganization Agreement.

                 "INDEX PRICE" shall have the meaning assigned to such term in
Section 3.3 of this Reorganization Agreement.

                 "INTERIM" shall mean GSSC Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "LOFI" shall mean the State of Louisiana Office of Financial Institutions.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of INTERIM with and into GSSC, which shall survive the Merger as the Surviving Corporation.

                 "MISSISSIPPI CODE" shall mean the Mississippi Code Annotated, as amended.

                 "MISSISSIPPI COMMISSIONER" shall mean the Commissioner of Banks of the State of Mississippi.

                 "MSBD" shall mean the Mississippi Department of Banking and Consumer Finance.

                 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or its successor, upon which shares of the GSSC Common Stock are listed for trading.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "ORE" shall have the meaning set forth in Section 5.23 of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 6

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean GSSC, SBM, SBL, UPC and INTERIM collectively; GSSC, SBM and SBL on the one hand, or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto which is incorporated by reference as part of this Reorganization Agreement and which is to be executed by authorized representatives of GSSC, UPC and INTERIM and filed with the Delaware Secretary of State along with the Certificate of Merger in accordance with Title 8-Chapter 485- Section 251 of the Delaware Code and providing for the Merger of INTERIM with and into GSSC as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PRICING PERIOD" shall have the meaning assigned to such term in Section 3.1(e)(i) of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement-prospectus to be used by UPC and GSSC to solicit proxies with a view to securing the approvals of the UPC Shareholders and GSSC Stockholders of this Reorganization Agreement and the Plan of Merger and to register with the SEC the issuance of the shares of UPC Common Stock to be issued by UPC to the GSSC Record Holders.

                 "REALTY" means the real property of GSSC, SBM or SBL owned or leased by GSSC, SBM or SBL or any Subsidiary of GSSC, SBM or SBL.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and stockholders of GSSC, and the Boards of Directors and shareholders of SBM and SBL, original instruments and other documentation, pertaining to GSSC, GSSC's consolidated assets (including plans and specifications relating to the Realty), GSSC's consolidated





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 7 liabilities, the GSSC Common Stock, the SBM Common Stock, the SBL Common Stock, the Deposits and loans, and all other business and financial records which are necessary or customary for use in the conduct of GSSC's, SBM's or SBL's businesses by UPC and GSSC on and after the Effective Time of the Merger as they were conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the TDFI, the MSBD, the LOFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1(a) of this Reorganization Agreement) and the transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "SBL" means Sunburst Bank, a Louisiana banking corporation, chartered and existing under the laws of the State of Louisiana, having its main office at 8440 Jefferson Highway (Post Office Box 2710), Baton Rouge, East Baton Rouge Parish, Louisiana 70821, and which is a wholly-owned subsidiary of GSSC.

                 "SBL COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "SBM" means Sunburst Bank, Mississippi, a Mississippi banking corporation, chartered and existing under the laws of the State of Mississippi, having its main office at 2000 Gateway, Grenada, Grenada County, Mississippi 38901, and which is a wholly- owned subsidiary of GSSC.

                 "SBM COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean GSSC as the corporation resulting from the consummation of the Merger as set forth in Section 2.1(a) of this Reorganization Agreement and which shall continue to be the sole shareholder of SBM and SBL subsequent to the Merger.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "UPC" shall mean Union Planters Corporation, a registered Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Memphis, Shelby County, Tennessee.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1992 and 1993 and each subsequent December 31 prior





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 9 to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after December 31, 1993, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.

                 "UPC SHAREHOLDERS" shall have the meaning assigned to such term in Recital D of this Reorganization Agreement.

                 "UPC SHAREHOLDERS MEETING" shall mean the meeting of the UPC Shareholders to be held pursuant to Section 6.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, INTERIM shall be merged with and into GSSC (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger and shall continue to be the sole shareholder of SBM and SBL.

                 2.2 Certificate of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation.

                          (a)     Certificate of Incorporation.  At the
Effective Time of the Merger, the Certificate of Incorporation of GSSC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Certificate of Incorporation of GSSC as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Certificate of Incorporation.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of GSSC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of GSSC as the Surviving Corporation, unless and until amended or repealed as provided by law, its Certificate of Incorporation and such Bylaws.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 10

                          (c)     Directors and Officers.  The directors and
officers of GSSC in office immediately prior to the Effective Time of the Merger shall continue thereafter to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of GSSC as the Surviving
Corporation following the Merger shall remain unchanged and continue to be:

                      GRENADA SUNBURST SYSTEM CORPORATION

or such corporate name as GSSC shall elect to adopt.

                 2.3 Due Diligence Review. Each Party shall be entitled to conduct a preliminary due diligence review of the Records and operations of the other Party, including, but not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the other Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the Records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement. Each Party shall keep all non-public information disclosed to it by the other Party with respect to the transactions contemplated in this Reorganization Agreement confidential pursuant to that certain Confidentiality Agreement dated June 21, 1994, and shall not disclose or use such information in any manner without the prior written consent of the other Party.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate Reorganization contemplated by this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 11

Reorganization Agreement and the Plan of Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of GSSC, to make any revision to the structure of the Reorganization which (i) changes the amount of Consideration which the GSSC Record Holders are entitled to receive; (ii) changes the intended tax-free effects of the Merger to UPC, INTERIM, GSSC, SBM, SBL or the GSSC Record Holders; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.1 of this Reorganization Agreement); or (iv) adversely affects the economic benefits of the transaction from the perspective of the GSSC Record Holders. UPC may exercise this right of revision by giving written Notice to GSSC, SBM or SBL in the manner provided in Section 10.1 of this Reorganization Agreement, which Notice shall be in the form of an amendment to this Reorganization Agreement and/or the Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Reorganization and/or Plan of Merger.

                 2.6 Holding Period of UPC Common Stock. GSSC, SBM and SBL hereby acknowledge and agree that, in order to qualify the Merger under the Internal Revenue Code as a tax-free reorganization and for accounting purposes as a pooling of interests under the rules and regulations promulgated by the SEC, Accounting Principles Board Opinion No. 16 and GAAP, any GSSC Record Holder who would be deemed an Affiliate of GSSC by GSSC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of GSSC Common Stock in connection with the Merger, shall be required by GSSC to deliver, and GSSC shall use its best efforts to obtain, an agreement that the Affiliate shall not (a) pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such GSSC Record Holder upon consummation of the Merger, nor (b) enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of GSSC Common Stock held prior to the Merger or UPC Common Stock to be delivered by UPC to such GSSC Record Holder in connection with the Merger for a period of thirty
(30) days prior to Closing and until such time as UPC shall have publicly released a statement of UPC's earnings reflecting the combined financial results of operations of UPC and GSSC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger. GSSC further acknowledges and agrees that any UPC Common Stock Certificates issued in connection with the Merger to GSSC Record Holders who would be deemed Affiliates of GSSC or UPC





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 12 at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL, SATISFACTORY TO UPC, IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. NO SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNTIL AFTER THE PUBLICATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF POST MERGER COMBINED OPERATIONS OF UPC AND GRENADA SUNBURST SYSTEM CORPORATION. NO AGREEMENT MAY BE ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE WHICH WOULD ALLOW OR REQUIRE THE SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES OR WHICH WOULD OTHERWISE REDUCE THE RISK BORNE BY THE SHAREHOLDER NAMED ON THE REVERSE SIDE OF THIS CERTIFICATE SUBSEQUENT TO THE CONSUMMATION OF THE MERGER DURING THE TIME PERIOD MENTIONED ABOVE.

                 2.7 GSSC Stock Options and Treasury Stock. Except as described in Schedule 2.7 hereto, as of the date of this Reorganization Agreement, there are 14,478 validly issued and outstanding options to purchase shares of GSSC Common Stock, which were issued by GSSC to certain officers of GSSC and the GSSC Subsidiaries in connection with the GSSC Key Employees Stock Plan and no other options, rights, warrants, scrip or similar rights to purchase shares of GSSC Common Stock (collectively, the "GSSC Stock Options") are (or have been) issued and outstanding by GSSC other than those which may be issuable pursuant to GSSC's various stock option and incentive plans. It is contemplated by the Parties hereto that all validly issued and outstanding GSSC Stock Options outstanding immediately prior to the Effective Time of the Merger would be automatically converted at the Effective Time of the Merger into options to purchase shares of UPC Common Stock based on the Exchange Ratio. Therefore, in the event and to the extent that there are any GSSC Stock Options validly issued and outstanding at the time of Closing, such GSSC Stock Options shall at the Effective Time of the Merger automatically, and without further action on the part of anyone, be converted





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 13 into options to purchase shares of UPC Common Stock on the same terms and conditions attributable to the GSSC Stock Options to purchase shares of GSSC Common Stock in effect as of the date of this Reorganization Agreement adjusted in all respects by and in accordance with the Exchange Ratio (i.e. if an existing GSSC Stock Option for the purchase of 10,000 shares of GSSC Common Stock were exercisable at $22.375 per share of GSSC Common Stock and the Exchange Ratio were 1.4206, then at the Effective Time of the Merger such unexercised GSSC Stock Option would automatically convert into an option to purchase 14,206 shares of UPC Common Stock at an exercise price of $15.75 per share). As of the date of this Reorganization Agreement, GSSC has not repurchased or accelerated the vesting period of any GSSC Stock Options other than pursuant to the terms and conditions of the GSSC Key Employees Stock Plan, nor will it repurchase or accelerate the purchase rights of any GSSC Stock Options, and GSSC has not repurchased any shares of its capital stock. As of the date of this Reorganization Agreement, there are no shares of GSSC Common Stock held by GSSC as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.


                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein have been approved by the shareholders of UPC and the stockholders of GSSC and the INTERIM, and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions precedent to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute a Certificate of Merger for filing with the Secretary of State of the State of Delaware and promptly thereafter GSSC and INTERIM





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 14 shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing (except those conditions waived by the Parties), the Merger shall become effective on the date and at the time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and/or time as may be agreed upon by the Parties and set forth in the Certificate of Merger so filed (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
Effective Time of the Merger, each share of $.01 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

                          (d)     Conversion and Cancellation of Shares of
GSSC. At the Effective Time of the Merger, each share of $1.00 par value common stock of GSSC (the "GSSC Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of GSSC Shares;
Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of GSSC Common Stock held by the GSSC Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, stockholder or otherwise) in GSSC and shall automatically be converted exclusively into, and constitute only the right of the GSSC Record Holders to receive in exchange for their shares of GSSC Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e) and the Plan of Merger. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC or INTERIM to the GSSC Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 15

The number of shares of UPC Common Stock to be exchanged for each share of GSSC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 3.1(e). The Exchange Ratio shall be determined as follows:

                                  (A)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock but less than or equal to $29.25 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio shall be fixed at 1.4206 shares of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger;

                                  (B)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $29.25 per share of UPC Common Stock but less than or equal to $31.25 per share of UPC Common Stock (the "Upper Secondary Collar"), the Exchange Ratio shall be based on (a) a fixed price of $41.55 per share of GSSC Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger;

                                  (C)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $31.25 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio shall be fixed at 1.3296 shares of UPC Common Stock for each share or GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that UPC would have the right to either deliver shares of UPC Common Stock based on the fixed Exchange Ratio of 1.3296 or to terminate the transaction;provided, however, should UPC elect to terminate the transaction under this provision, GSSC shall have the unilateral right to reinstate the transaction by accepting in exchange for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $41.55 per share of GSSC Common Stock;

                                  (D)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $22.00 per share of UPC Common Stock but less than $24.00 per share of UPC Common Stock (the "Lower Secondary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 16

         Collar"), the Exchange Ratio shall be based on (a) a fixed price of $34.09 per share of GSSC Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (E)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $22.00 per share of UPC Common Stock (the "Floor"), the Exchange Ratio shall be fixed at
         1.5495 shares of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that subject to the terms and provisions of Section 3.3 of this Reorganization Agreement, GSSC shall have the right to either accept the fixed Exchange Ratio of 1.5495 or terminate the transaction in accordance with the terms and provisions of Section 3.3 of this Reorganization Agreement,provided, however, that should GSSC elect to terminate the transaction under this provision and the Current Market Price Per Share of UPC Common Stock should be greater than or equal to $18.50, UPC shall have the unilateral right to reinstate the transaction by delivering in exchange for each share of GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger shares of UPC Common Stock based on that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $34.09 per share of GSSC Common Stock.

The Exchange Ratio as determined in this Section 3.1(e) shall be based on an aggregate of no more than 9,600,000 shares of GSSC Common Stock being validly issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all unexercised GSSC Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as issued and outstanding shares of GSSC Common Stock so converted and exchanged; provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a GSSC Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (1)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE."  The "Current Market Price Per Share" shall be the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 17 average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal, Eastern Edition) for each of the twenty (20) NYSE general market trading days on which the NYSE was open for business next preceding the issuance of all necessary Regulatory Approvals (the "Pricing Period"). In the event the UPC Common Stock should not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (2) EFFECTS OF APPRAISAL RIGHTS ON THE
         EXCHANGE RATIO. The Exchange Ratio shall be unaffected by appraisal rights as granted under Delaware law because the GSSC Common Stock is listed for trading on the NASDAQ National Market System, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code
         Section 8-503-262, no GSSC Record Holder may assert appraisal rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                                  (3) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF GSSC OR UPC. Should GSSC or UPC effect any stock splits, reverse stock splits, stock dividends or similar changes in their respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes subject to GSSC's Board of Directors' approval.

                          (f)     Mechanics of Payment of Consideration.  As
soon as reasonably practicable, but in any event no more than five (5) Business Days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the GSSC Record Holders such materials and information deemed necessary by the Exchange Agent to advise the GSSC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the GSSC Common Stock in order for the GSSC Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 18 mailing envelope addressed to the Exchange Agent (collectively the "Stockholder Materials"). All Stockholder Materials shall be sent by United States mail to the GSSC Record Holders at the addresses set forth on a certified stockholder list to be delivered by GSSC to UPC at the Closing (the "Stockholder List") and shall also be made available at the Corporate Trust Department offices of the Exchange Agent. As soon as reasonably practicable thereafter, the GSSC Record Holders of all of the outstanding shares of GSSC Common Stock, shall be requested by the Exchange Agent to deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such GSSC Record Holders, to the Exchange Agent, pursuant to the Stockholder Materials, the certificates formerly evidencing and representing all of the shares of GSSC Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of GSSC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of GSSC Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger but as soon as practicable mail, to the former GSSC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be delivered for each such GSSC Record Holder's shares of GSSC Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of GSSC Common Stock of a GSSC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such GSSC Record Holder's shares of GSSC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the GSSC Record Holder's GSSC Common Stock shall have been properly surrendered as provided above, the Consideration payable to the GSSC Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be delivered to the GSSC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each GSSC Record Holder shall be responsible for all federal, state and local taxes which may be incurred by such holder on account of the receipt of any





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 19

Consideration. The GSSC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such GSSC Record Holder is entitled, provided that each such GSSC Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the GSSC Record Holder.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of GSSC shall be closed and no transfer of shares of GSSC Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into GSSC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of GSSC and INTERIM, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both GSSC and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of GSSC and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible and wherever located, and to choses in action shall be deemed to be vested in GSSC as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of GSSC as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of GSSC or INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 20

                          (k)      Appraisal Rights of GSSC Stockholders.
Pursuant to the provisions of Section 8-503-262 of the Delaware Code, GSSC Stockholders shall not be entitled to assert appraisal rights in connection with the Merger or to seek those appraisal remedies afforded by the Delaware Code because the GSSC Common Stock is listed for trading on the NASDAQ, National Market System which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no GSSC Record Holder may assert appraisal rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock. UPC shall reserve for issuance, register under the applicable Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock to (i) the GSSC Record Holders in accordance with the terms and conditions of this Section 3.1 and (ii) the holders of outstanding GSSC Stock Options issued under the terms of the GSSC Key Employees Stock Plan.

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time and place as may be mutually agreed upon by the Parties.

                 3.3 Price Based Termination. This Reorganization Agreement may be terminated by GSSC without penalty, if the GSSC Board of Directors so determines by a majority vote, if (a) the Current Market Price Per Share of UPC Common Stock should be less than $18.50; or (b) should both of the following conditions be satisfied:

         (i) The Current Market Price Per Share of a share of UPC Common Stock shall be less than $22.00; and

         (ii) (A) The number obtained by dividing the Current Market Price Per Share of UPC Common Stock by $26.75 (the closing price per share of UPC Common Stock, as reported on the NYSE Composite Transactions Tape reporting system on June 30, 1994), shall be less than (B) the number obtained by dividing the average of the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 21

Index Price (as defined below) for the Pricing Period by the Index Price on June 30, 1994 (the last NYSE trading day immediately preceding the date of the first public announcement of entry by the Parties into this Reorganization Agreement) and subtracting 0.10 from the quotient in this clause (B); subject, however, to the following three sentences.

         In the event GSSC should elect to exercise its termination right pursuant to the foregoing, it must give prompt written notice to UPC. Upon the proper receipt of such notice, UPC shall (provided the Current Market Price Per Share of UPC Common Stock is greater than or equal to $18.50) have the option to increase the Consideration to be received by the GSSC Record Holders in the Merger by adjusting the Exchange Ratio to equal the number (calculated to the nearest one one-hundredth) obtained by dividing $34.09 (being the product of $22.00 and the Exchange Ratio) by the Current Market Price Per Share of UPC Common Stock (the "Maximum Exchange Ratio"). If UPC should so elect, it must give prompt written notice to GSSC of such election and the adjusted Exchange Ratio, whereupon no termination will be deemed to have occurred, and this Reorganization Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

For purposes of this provision of this Reorganization Agreement, the following definitions shall apply:

         "Index Group" means the fifteen (15) companies listed on Schedule 3.3 to this Reorganization Agreement. In the event that the common stock of any such company should cease to be publicly traded or should a proposal to acquire any such company be announced after June 30, 1994, such company shall be removed from the Index Group.

         "Index Price," on a given date, means the average of the closing prices on such date of the common stocks of the companies comprising the Index Group.

         Prior to making any decision to terminate this Reorganization Agreement, the GSSC Board of Directors shall consult with its financial and other advisers and shall consider all financial and other information it should deem relevant to its decision. The matter would not, however, be resubmitted to the GSSC Record Holders after the GSSC Stockholder Meeting.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 22

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to GSSC as follows:

                 4.1 Organization and Corporate Authority. UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of UPC's material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. UPC, INTERIM and all material UPC Subsidiaries (i) have the requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of UPC and all UPC Subsidiaries, taken as a whole; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Certificate of Incorporation and Bylaws of INTERIM, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement and the Plan of Merger, and all other agreements contemplated to be executed in connection herewith by UPC and INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of at least a majority of UPC Shareholders and of UPC as sole stockholder of INTERIM and UPC's Board of Directors, no





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 23 other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC, INTERIM or any material UPC Subsidiary is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Certificate of Incorporation and Bylaws of INTERIM; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which UPC, INTERIM or any material UPC Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC, INTERIM or any material UPC Subsidiary or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC, INTERIM or any material UPC Subsidiary, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, letter of understanding, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement and the Plan of Merger by UPC or INTERIM, their delivery to GSSC, SBM and SBL or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against UPC or INTERIM in which the validity of this Reorganization Agreement or the Plan of Merger, any of the transactions contemplated hereby or thereby or any action which has been taken by any of the Parties in connection herewith or therewith or in connection with any of the transactions contemplated hereby or thereby is at issue.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 24

                 4.4 Government and Shareholder Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for the prior approval of the Federal Reserve of the Merger under the Bank Holding Company Act of 1956, as amended (collectively, the "Government Approval"). Neither UPC nor INTERIM is aware of any facts, circumstances or reasons why such Government Approval should not be forthcoming or which would prevent such approval from being obtained. The transactions contemplated in this Reorganization Agreement, including, but not limited to, the Merger and the issuance of shares of UPC Common Stock by UPC is subject to approval of at least a majority of the UPC Shareholders.

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of June 30, 1994, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10-3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated July 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of June 30, 1994, 21,814,022 shares of UPC Common Stock were validly issued and outstanding.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for directors' qualifying shares of Union Planters National Bank.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $.01 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding. INTERIM was formed by UPC solely to effect the Merger and has not incurred any material debts or liabilities.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 25

                 4.6 UPC Financial Statements. Accompanying Schedule 4.6 hereto are true copies of the audited consolidated balance sheets of UPC as of December 31, 1993, the audited consolidated balance sheets of UPC as of December 31, 1992, and selected financial data for UPC as of December 31, 1993, 1992 and 1991, and the related consolidated statements of income and changes in shareholders' equity and cash flows of UPC for the years ended December 31, 1993, 1992 and 1991 and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1993 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of UPC; (ii) were (or will be) prepared in accordance with GAAP; (iii) accurately present (or will present) UPC's consolidated financial condition and the consolidated results of its operations, changes in shareholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) in the opinion of UPC do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of UPC's consolidated financial condition and the consolidated results of UPC's operations and cash flows as stated including any amendments thereto for the periods covered by such financial statements; (v) in the opinion of UPC do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes (federal, state, local or foreign) with respect to the periods then ended; and (vi) in the opinion of UPC do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

                 4.7      Exchange Act and Listing Filings.

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all forms and reports required by law or by rule or regulation of the SEC to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by law or by rule or regulation of the NYSE to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 26 state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the GSSC Record Holders in exchange for all of the GSSC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC Shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Licenses, Franchise, Etc. UPC and all UPC Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. The benefits of all of such material licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by UPC and all UPC Subsidiaries subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither UPC nor any UPC Subsidiary has received notice of any proceeding for the suspension or revocation of any such material license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 4.10     Absence of Certain Changes.  Except as disclosed in
Schedule 4.10 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1993 (the "UPC Balance Sheet Date") there has not been:

                          (a)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC;

                          (b)     any amendment, modification or termination of
any contract or agreement, relating to UPC or any UPC Subsidiary to which UPC or any UPC Subsidiary is a party which would have a material adverse effect upon the financial condition or operations of UPC;

                          (c)     any incurring of, assumption of, or taking
of, by UPC or any UPC Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 27 taken subsequent to the UPC Balance Sheet Date in the ordinary course of business and in conformity with past practice; or

                          (d)     except as described in the UPC Financial
Statements, any material alteration in the manner of keeping the books, accounts or Records of UPC or any UPC Subsidiary, or in the accounting policies or practices therein reflected, except as may be required by GAAP.


                 4.11 Tax Matters. Except as described in Schedule 4.11 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of UPC and each UPC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to UPC or any UPC Subsidiary except as fully reserved for in the UPC Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither UPC nor any UPC Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for UPC and all UPC Subsidiaries for all periods through and including December 31, 1993, has been made and is reflected on the December 31, 1993 financial statements included in the UPC Financial Statements, and have been and will continue to be made with respect to periods ending after December 31, 1993.

                          (d)  Deferred taxes of UPC and each UPC Subsidiary
have been and will continue to be provided for in accordance with GAAP.

                          (e)  To the best knowledge of UPC and INTERIM,
neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against UPC or any UPC Subsidiary any material





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 28 deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon UPC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by UPC or any UPC Subsidiary, either have been paid in full, or have been properly accrued and reflected in UPC's Financial Statements referred to in Section 4.6 of this Reorganization Agreement.

                 4.12 Litigation. Except as set forth in Schedule 4.12 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or INTERIM threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official (i) that would, if decided against UPC or any UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC and that are not reflected in the UPC Financial Statements or (ii) by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.13 Absence of Undisclosed Liabilities. Except as described in Schedule 4.13 hereto, neither UPC nor any UPC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary taken as a whole, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary taken as a whole (i) except as disclosed in the UPC Financial Statements delivered to GSSC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1993, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary taken as a whole, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 29

                 4.14  Compliance with Laws.  UPC and each UPC Subsidiary:

                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of UPC or any UPC Subsidiary taken as a whole, or which would or could reasonably be expected to subject UPC or any UPC Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on UPC or any UPC Subsidiary, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the financial condition or operations of UPC or any UPC Subsidiary, or (iii) requiring UPC or any UPC Subsidiary to enter into a cease and desist order, consent, agreement or memorandum of understanding.

                 4.15 Material Contract Defaults. Neither UPC nor any UPC Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on UPC or any UPC Subsidiary taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 4.16 Statements True and Correct. None of the information prepared by, or on behalf of, UPC or any UPC Subsidiary regarding UPC, INTERIM or any other UPC Subsidiary included or to be included in the Proxy Statement to be mailed to the GSSC Stockholders in connection with the GSSC Stockholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 are filed, and, with respect to the Proxy Statement, when first mailed to the GSSC Stockholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the GSSC Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the GSSC Stockholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                 4.17 Disclosure. The information concerning, and the representations or warranties made by UPC and/or INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and/or INTERIM to GSSC, SBM and/or SBL pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to GSSC, SBM and SBL by UPC and/or INTERIM pursuant hereto were or will be complete and accurate copies of such documents.

                 4.18 Reports. Since December 31, 1989, UPC and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with (i) any state banking authority; (ii) the Federal Reserve, including, but not limited to, Reports on FR Y-6 and FR Y-9; (iii) the FDIC, (iv) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 31 material respects and did not contain any untrue statement as stated including any amendments thereto of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. UPC has previously provided to GSSC true and correct copies of all such reports filed by UPC and its Subsidiaries after December 31, 1989.


                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF GSSC, SBM AND SBL

         As of the date hereof and as of the Effective Time of the Merger, GSSC, SBM and SBL represent and warrant to UPC and INTERIM as follows:

                 5.1 Organization and Qualification of GSSC and Subsidiaries. GSSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of GSSC and all GSSC Subsidiaries, taken as a whole; and (iii) is a registered bank holding company under the BHCA. Each GSSC Subsidiary is duly chartered, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of GSSC and all GSSC Subsidiaries, taken as a whole. GSSC and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as such businesses are currently being conducted. SBM is a Mississippi banking corporation, duly organized, validly existing





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 32 and in good standing under the laws of the State of Mississippi and engages only in activities (and holds properties only of the types) permitted by the Mississippi Code and the rules and regulations promulgated by the MSBD thereunder or the FDIC for insured depository institutions. SBM's deposit accounts are insured by the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund ("SAIF") as administered by the FDIC to the fullest extent permitted under applicable law. SBL is a Louisiana banking corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana and engages only in activities (and holds properties only of the types) permitted by the Civil Law of Louisiana and the rules and regulations promulgated by the LOFI thereunder or the FDIC for insured depository institutions. SBL's deposit accounts are insured by the BIF as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     GSSC, SBM and SBL have all requisite power
and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been (or will have been) duly authorized by majorities of the entire Boards of Directors of GSSC, SBM and SBL and, except for the approval of the GSSC Stockholders, no other corporate proceedings on the part of GSSC, SBM or SBL are (or upon approval by their respective boards of directors will be) necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement, the Plan of Merger and all other agreements and instruments herein contemplated to be executed by GSSC, SBM and SBL have been (or upon execution will have been) duly executed and delivered by GSSC, SBM and SBL and (subject to any requisite shareholder or stockholder approval hereof) constitute (or upon execution will constitute) legal, valid and enforceable obligations of GSSC, SBM and SBL, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 33 violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which GSSC or any GSSC Subsidiary is a party or by which GSSC or any GSSC Subsidiary is bound; the Certificate of Incorporation and Bylaws of GSSC or the Charter and Bylaws of SBM or the Charter and Bylaws of SBL; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which GSSC or any GSSC Subsidiary is bound; or (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to GSSC or any GSSC Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of GSSC or any GSSC Subsidiary where any such violation, conflict, breach, default, lien, termination, acceleration or creation described in this Section 5.2 would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of GSSC and all GSSC Subsidiaries, taken as a whole.

                 5.3      No Legal Bar.   Neither GSSC, SBM nor SBL is a party
to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by GSSC, SBM or SBL, the delivery thereof to UPC and INTERIM, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against GSSC, SBM or SBL in which the validity of this Reorganization Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby are at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by GSSC, SBM or SBL in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval of this Reorganization Agreement required from any landlord, licensor or other non-governmental party which has granted rights to GSSC, SBM or SBL in order to avoid forfeiture





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 34 or impairment of such rights. Neither GSSC, SBM nor SBL is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent such approvals from being obtained.

                 5.5 Compliance With Law. GSSC and all GSSC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and GSSC, SBM and SBL as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over GSSC's, SBM's or SBL's properties or over any other part of GSSC's, SBM's or SBL's assets, liabilities or operations, the breach or violation of which would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of GSSC or any GSSC Subsidiary, taken as a whole. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by GSSC, SBM and SBL subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither GSSC nor any GSSC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Certificate of Incorporation and Bylaws of GSSC and the Charter and Bylaws of SBM and SBL, respectively. The Certificate of Incorporation and Bylaws of GSSC and the Charter and Bylaws of SBM and SBL, as amended to date, are in full force and effect.

                 5.7 GSSC Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the audited consolidated balance sheets of GSSC as of December 31, 1993, the audited consolidated balance sheets of GSSC as of December 31, 1992, and selected financial data for GSSC as of December 31, 1993, 1992 and 1991, and the related consolidated statements of income and changes in stockholders' equity and cash flows of GSSC for the years ended December 31, 1993, 1992 and 1991 (the "Audited Financial Statements of GSSC") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1993 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of GSSC, SBM and SBL; (ii) were (or will be) prepared in accordance with GAAP consistently applied; (iii) accurately present (or will present) GSSC's consolidated





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 35 financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) in the opinion of GSSC do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of GSSC's consolidated financial condition and the consolidated results of GSSC's operations and cash flows as stated including any amendments thereto for the periods covered by such financial statements;
(v) in the opinion of GSSC do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes (federal, state, local or foreign) with respect to the periods then ended; and (vi) in the opinion of GSSC do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for OPEB pursuant to FASB 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1993 (the "GSSC Balance Sheet Date") there has not been:

                          (a)     any transaction having a value in excess of
One Hundred Thousand Dollars ($100,000) by GSSC, SBM or SBL not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of GSSC, SBM or SBL;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of GSSC, SBM or SBL or their future use and operation by GSSC, SBM or SBL;

                          (d)     any acquisition or disposition by GSSC, SBM
or SBL of any property or asset of GSSC, SBM or SBL, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice or with respect to the disposition of repossessed or foreclosed assets at fair value;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of GSSC, SBM or SBL, except to secure





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to GSSC, SBM or SBL, to which GSSC, SBM or SBL is a party which would have a material adverse effect upon the financial condition or operations of GSSC, SBM or SBL;

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of GSSC, SBM or SBL, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by GSSC, SBM or SBL, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the GSSC Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     except as described in the Audited Financial
Statements of GSSC and the interim financial statements of GSSC, any material alteration in the manner of keeping the books, accounts or Records of GSSC, SBM or SBL, or in the accounting policies or practices therein reflected, except as may be required by GAAP or the Federal Reserve or the FDIC;

                          (j)     any release or discharge of any obligation or
liability of any person or entity related to or arising out of any loan made by GSSC, SBM or SBL of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     to the best of GSSC's, SBM's and SBL's
knowledge, information and belief any loan (except credit card loans, passbook loans or home loans) by GSSC, SBM or SBL to any policy Officer, director or known 2% stockholder of GSSC, SBM or SBL or any Affiliate of GSSC, SBM or SBL; or to any member of the immediate family of such Officer, director or 2% stockholder of GSSC, SBM or SBL or any Affiliate of GSSC; or to any Person in which such Officer, director or 2% stockholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% stockholder has a





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 37 ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% stockholder serves as a trustee or in a similar capacity. As used in this Section 5.8, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of SBM's or SBL's Deposits is a Brokered Deposit or, with respect to SBM's or SBL's rights to the Deposits, subject to any encumbrance, legal restraint or other legal process. To the best of the knowledge, information and belief of GSSC, SBM and SBL, except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of GSSC, SBM or SBL.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or in the opinion of GSSC, SBM and SBL adequately reserved against in the Audited Financial Statements of GSSC, GSSC and each GSSC Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of GSSC as being owned by GSSC or any GSSC Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of GSSC and its Subsidiaries on a consolidated basis, held under leases or subleases by GSSC or any GSSC Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                 5.11 GSSC Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive GSSC Subsidiaries (including any SBM or SBL Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each GSSC Subsidiary. No equity securities of any of the GSSC Subsidiaries are or may become required to be issued (other than to GSSC, SBM or SBL) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any GSSC Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 38 any GSSC Subsidiary is bound to issue (other than to GSSC) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each GSSC Subsidiary held by GSSC or by any GSSC Subsidiary are fully paid and nonassessable and are owned by GSSC or such GSSC Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of GSSC's or SBM's or SBL's fixed assets and equipment having a net book value in excess of Twenty Thousand Dollars ($20,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of GSSC and each GSSC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate in all material respects. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to GSSC or any GSSC Subsidiary except as fully reserved for in the Audited Financial Statements of GSSC. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither GSSC nor any GSSC Subsidiary has
executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  To the best of the knowledge, information and
belief of GSSC, SBM and SBL, adequate provision for any federal, state, local, or foreign taxes due or to become due for GSSC and all GSSC Subsidiaries for all periods through and including December 31, 1993, has been made and is reflected on the December 31, 1993 financial statements included in the Audited Financial Statements of GSSC, and have been and will continue to be made with respect to periods ending after December 31, 1993.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 39

                          (d)  Deferred taxes of GSSC and each GSSC Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of GSSC, SBM and SBL,
neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against GSSC or any GSSC Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon GSSC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by GSSC or any GSSC Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of GSSC referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto or otherwise reflected in the Audited Financial Statements of GSSC, there is no action, suit or proceeding pending against GSSC or any GSSC Subsidiary, or to the best knowledge of GSSC, SBM or SBL threatened against or affecting GSSC, any GSSC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official (i) that would, if decided against GSSC or the GSSC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of GSSC, SBM or SBL taken as a whole and that are not reflected in the Audited Financial Statements of GSSC or (ii) by or on behalf of any employee employed or formerly employed by GSSC or any GSSC Subsidiary.

                 5.15 Hazardous Materials. All statements made by GSSC and any GSSC Subsidiaries in this Section 5.15 are made to the best of the knowledge, information and belief of GSSC and such GSSC Subsidiaries. For purposes of this Section 5.15, the term "knowledge, information and belief" means that of the directors and officers of GSSC and all GSSC Subsidiaries and includes their actual knowledge as well as that which could have been obtained by a reasonably prudent person in exercise of reasonable inquiry; provided, however, such inquiry shall not be construed to require a Phase I environmental survey, unless under the specific facts and circumstances a reasonably prudent person would do so.

                          (a)     GSSC and all GSSC Subsidiaries have obtained
all permits, licenses and other authorizations which are required





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 40 to be obtained by GSSC or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein) except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of GSSC or any GSSC Subsidiary. All Property controlled, directly or indirectly, by GSSC or any GSSC Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15(a) hereto and except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of GSSC or any GSSC Subsidiary. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 01 et seq.; (m) the Hazardous Waste Management Act of 1977, Sections 68-46-101 et seq. of the Tennessee Code; (n) the Hazardous Waste Management Act of 1983, Sections 68-46-201 et seq. of the Tennessee Code; (o) the Hazardous Waste Reduction Act of 1990, Sections 68-46-301 et seq. of the Tennessee Code; (p) the Petroleum Underground Storage Tank Act, Sections 68-58-101 et seq. of the Tennessee Code;
(q) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; (r) all Mississippi and Louisiana laws comparable to the laws set forth above; and (s) any rule, regulation, order, injunction,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 41 judgment, declaration or decree implementing or interpreting any of the foregoing Acts or laws, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of GSSC or any GSSC Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by GSSC or a GSSC Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b)     In addition, except as set forth in Schedule
5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by GSSC or any GSSC Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of GSSC or any GSSC Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by GSSC or any Affiliate of GSSC at the Property;

                                  (ii)      None of the Property has received
         or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to GSSC's or any GSSC Subsidiary's occupancy





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 42 thereof, or during or prior to the occupancy thereof by any assignee or sublessee of GSSC or any GSSC Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither GSSC nor any Affiliate of GSSC has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, GSSC or any Affiliate of GSSC in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of GSSC or any Affiliate of GSSC relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of GSSC, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 43

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of GSSC or any Affiliate of GSSC in relation to any Property, which have not been made available to UPC.

                          (h)     Neither GSSC, SBM nor SBL is aware of any
facts which might suggest that GSSC or any GSSC Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject GSSC or any GSSC Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990).

                 5.16 Insurance. Except as described in Schedule 5.16 hereto, GSSC, SBM and SBL have paid all material amounts due and payable under any insurance policies and guaranties applicable to GSSC, SBM and SBL and GSSC's, SBM's and SBL's assets and operations; all such insurance policies and guaranties are in full force and effect; GSSC, SBM and SBL and all of GSSC's, SBM's and SBL's material assets, businesses, Realty and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience; and the fidelity bonds in effect as to which GSSC, SBM or SBL is a named insured are believed by GSSC to be sufficient.

                 5.17 Labor and Employment Matters. Except as reflected in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which GSSC or any GSSC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which GSSC or any GSSC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of GSSC or any GSSC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither GSSC nor any GSSC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 44 unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. GSSC and each GSSC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, except for failures to comply with such laws which would not have a material adverse effect on the business or operations of GSSC and the GSSC Subsidiaries taken as a whole, and GSSC and each GSSC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of GSSC and each GSSC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against GSSC or any GSSC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting GSSC or any GSSC Subsidiary; labor grievance pending against GSSC or any GSSC Subsidiary; pending representation question respecting the employees of GSSC or any GSSC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which GSSC or any GSSC Subsidiary is a party, or to the best knowledge of GSSC, any basis for which a claim may be made under any collective bargaining agreement to which GSSC or any GSSC Subsidiary is a party.

                 5.18 Records and Documents. The Records of SBM are and will be sufficient to enable SBM to continue conducting its business as a Mississippi state banking corporation under similar standards as SBM has heretofore conducted such business. The Records of SBL are and will be sufficient to enable SBL to continue conducting its business as a Louisiana state banking corporation under similar standards as SBL has heretofore conducted such business.

                 5.19 Capitalization of GSSC. The authorized capital stock of GSSC consists of 15,000,000 shares of common stock having a par value of $1.00 per share (the "GSSC Common Stock"), no shares of preferred stock (the "GSSC Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, a total of 9,492,975 shares of GSSC Common Stock were issued and outstanding, no shares of GSSC Common Stock were held by GSSC as treasury stock and no shares of GSSC Preferred Stock were issued and outstanding. All of the outstanding GSSC Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 45
preemptive rights of any GSSC Stockholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into GSSC Common Stock or into any other equity or debt security of GSSC, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued GSSC Common Stock or any other equity or debt security of GSSC. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 9,600,000 shares of GSSC Common Stock issued and outstanding. Except as set forth in
Schedule 5.19 hereto, GSSC owns and is the beneficial and record holder of, and has good and freely transferable title to, all of the 3,465,440 shares of SBM Common Stock outstanding, and recorded on the books and Records of SBM as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of GSSC to freely vote such stock in support of the transactions contemplated herein. Except as set forth in Schedule 5.19 hereto, GSSC owns and is the beneficial and record holder of, and has good and freely transferable title to, all of the 5,000,000 shares of SBL Common Stock outstanding, and recorded on the books and Records of SBL as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of GSSC to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in Schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither GSSC, SBM, SBL nor any Subsidiary of any of them has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of GSSC, SBM or SBL or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating GSSC, SBM or SBL to issue or sell or authorize the sale or transfer of GSSC Common Stock or the capital stock of SBM or SBL. Except as described in Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of GSSC outstanding, except for shares of GSSC Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 46 exchangeable for, shares of the capital stock of GSSC, SBM or SBL, or contracts, commitments, understandings, or arrangements by which GSSC, SBM or SBL is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which GSSC or any GSSC Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any GSSC Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of GSSC to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and representations and warranties made by, GSSC, SBM and SBL set forth in this Reorganization Agreement, or in the schedules of GSSC hereto, or in any document, statement, certificate or other writing furnished or to be furnished by GSSC, SBM or SBL to UPC and INTERIM pursuant hereto, does not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by GSSC, SBM or SBL pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, to the best of the knowledge, information and belief of GSSC, SBM and SBL neither GSSC nor any GSSC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of GSSC or any GSSC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of GSSC or any GSSC Subsidiary (i) except as disclosed in the Audited Financial Statements of GSSC delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement and the schedules of GSSC hereto. Since December 31, 1993, neither GSSC nor any GSSC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of GSSC or such GSSC Subsidiary, except for obligations paid by GSSC, SBM or SBL under the terms of this Reorganization Agreement (all such obligations or payments are fully described by GSSC in Schedule 5.22 hereto) or in connection with transactions made by





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 47 it in the ordinary course of its business consistent with past practices, laws and regulations applicable to GSSC or any GSSC Subsidiary.

                 5.23 Allowance for Possible Loan or ORE Losses. To the best of the knowledge, information and belief of GSSC, SBM and SBL, the allowance for possible loan losses shown on the Audited Financial Statements of GSSC is (with respect to periods ended on or before December 31, 1993) or will be (with respect to periods ending subsequent to December 31, 1993) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance- sheet items (including accrued interest receivable) as of the dates thereof.

         The allowance for possible losses on other real estate ("ORE") shown on the Audited Financial Statements of GSSC is (with respect to periods ended on or before December 31, 1993) or will be (with respect to periods ending subsequent to December 31, 1993) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by GSSC or any GSSC Subsidiary and the net book value of ORE on the Balance Sheet of the Audited Financial Statements of GSSC is the fair value of the ORE determined in accordance with Statement of Position 92-3.

                 5.24     Compliance with Laws.  GSSC and each GSSC Subsidiary:

                          (a)  To the best of the knowledge, information and
belief of the management of GSSC and each GSSC Subsidiary, is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of GSSC or any GSSC Subsidiary, or which would or could reasonably be expected to subject GSSC or any GSSC Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that GSSC or any GSSC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on GSSC or any GSSC Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 48 financial condition or operations of GSSC or any GSSC Subsidiary, or (iii) requiring GSSC or any GSSC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25     Employee Benefit Plans.

                          (a)     GSSC has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of GSSC or any GSSC Subsidiary or any other entity which is a member of a controlled group or is under common control with GSSC or its Subsidiaries in the manner defined and further described in
Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. GSSC has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of GSSC and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by GSSC and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best of the knowledge, information and belief
of GSSC, SBM and SBL, each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in substantial compliance with the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 49 requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in
Schedule 5.25(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Internal Revenue Code.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by GSSC or its Subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Internal Revenue Code Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 50

                          No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Internal Revenue Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither GSSC nor any GSSC Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither GSSC nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any Internal Revenue Code
Section 401(a) qualified Employee Pension Benefit Plan previously terminated by GSSC or any GSSC Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, GSSC or its Subsidiaries, or any disqualified person (as defined in Internal Revenue Code Section 4975) with respect to the Employee Pension Benefit Plan.

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1993. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 51 thereunder on or after the last day of the plan year which ended in calendar year 1993 for each such Employee Pension Benefit Plan.

                          GSSC has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                 (b) GSSC has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of GSSC or any GSSC Subsidiary or members of a controlled group or entities under common control with GSSC or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          GSSC has also provided to UPC true and complete
copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in
Schedule 5.25(b) hereto. GSSC has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after December 31, 1993.

                          To the best of the knowledge, information and belief
of GSSC, SBM and SBL, no Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither GSSC nor any GSSC Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to GSSC or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither GSSC nor any GSSC Subsidiary has failed to
make any contribution to, or pay any amount due and owing by GSSC or an GSSC Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of GSSC, constitute a liability for GSSC or any GSSC Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of GSSC, no condition





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 53 exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither GSSC nor any GSSC Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Internal Revenue Code Section 4980B with respect to any current or former employee of GSSC or any GSSC Subsidiary, or the beneficiaries of such employee.

                 (c) GSSC has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by GSSC or any GSSC Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of GSSC or any GSSC Subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of GSSC and GSSC's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the GSSC companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after December 31, 1993. There has been no material increase in the base salary and wage levels of GSSC or any GSSC Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of GSSC or any GSSC Subsidiary on or after December 31, 1993, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after December 31, 1993.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 54 the three (3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of GSSC or any GSSC Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of GSSC or any GSSC Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in
Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by GSSC (or by GSSC as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by GSSC or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan which is qualified under Section 401(a) of the Internal Revenue Code as a qualified defined benefit pension plan permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither GSSC nor any GSSC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 55

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of GSSC, anticipated to be filed.

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of GSSC, or as described in Schedule 5.26 hereto, neither GSSC nor any GSSC Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or obligated by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by GSSC as of the date of this Reorganization Agreement that has not already been filed as an exhibit to GSSC's Form 10-K filed for the fiscal year ended December 31, 1993, or in any other SEC Document filed prior to the date of this Reorganization Agreement. Set forth on Schedule 5.26 hereto is an accurate and complete list and true and complete copies of all contracts to which GSSC, SBM or SBL are a party and having a value in excess of $100,000.

                 5.27 Material Contract Defaults. To the best of the knowledge, information and belief of GSSC, SBM and SBL, neither GSSC nor any GSSC Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on GSSC or any GSSC Subsidiary on a consolidated basis, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since December 31, 1989, GSSC, SBM and SBL have filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with (i) the MSBD or the LOFI; (ii) the Federal Reserve, including, but not limited to, Reports on FR Y-6 and FR Y-9; (iii) the FDIC, (iv) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 56 are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement as stated including any amendments thereto of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. GSSC has previously provided to UPC true and correct copies of all such reports filed by GSSC, SBM or SBL after December 31, 1989.

                 5.29     Exchange Act and Listing Filings.

         (a) The outstanding shares of GSSC Common Stock are registered with the SEC pursuant to the 1934 Act and GSSC has filed with the SEC all material forms and reports required by law to be filed by GSSC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of GSSC Common Stock are listed for trading on the NASDAQ (under the symbol "GSSC") pursuant to the listing rules of the NASDAQ and GSSC has filed with the NASDAQ all material forms and reports required by law to be filed by GSSC with the NASDAQ, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of, GSSC or any GSSC Subsidiary regarding GSSC, SBM or any other GSSC Subsidiary included or to be included in the Proxy Statement to be mailed to GSSC's Stockholders in connection with the GSSC Stockholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the GSSC Stockholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 57 circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the GSSC Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the GSSC Stockholders Meeting. All documents which GSSC or any GSSC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Proxy Statement; UPC Shareholder Approval. UPC shall call the UPC Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and the Federal Reserve shall have entered its Order approving the transactions contemplated in this Reorganization Agreement, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the UPC Shareholders Meeting, (i) UPC shall, with GSSC's assistance, prepare a Proxy Statement to be filed with the SEC and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the UPC Shareholders and shall provide GSSC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the UPC Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement;
(iii) the Board of Directors of UPC shall recommend (subject to compliance with its legal and fiduciary duties as advised by counsel) to UPC Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) UPC shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such UPC Shareholders' approvals.

                 6.2 Regulatory Approvals. Within sixty (60) days after execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 58

Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.2 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's reasonable judgment, deem such condition to be unreasonable or inconsistent with previous regulatory approvals received by UPC in transactions of this type and to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time. UPC shall not knowingly take any action, or omit to take any action during the term of this Reorganization Agreement which would adversely affect the receipt by UPC of the Government Approvals or adversely affect the ability of UPC to perform its obligations under this Reorganization Agreement. Subject to the terms and conditions of this Reorganization Agreement, UPC and INTERIM agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 6.3 Reservation, Listing and Registration of UPC Common Stock under the Securities Laws. UPC shall reserve for issuance that number of shares of UPC Common Stock necessary to (i) satisfy the Consideration to be delivered to the GSSC Record Holders at the Effective Time of the Merger and
(ii) provide shares of UPC Common Stock which will be issued upon the exercise of options granted under the GSSC Key Employees Stock Plan and





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
which are outstanding immediately prior to Effective Time of the Merger. UPC shall cooperate with GSSC in the preparation of the GSSC Proxy Statement to be used at the GSSC Stockholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the GSSC Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NYSE the shares of UPC Common Stock so delivered. Such reservation, registration, qualification and listing shall be effected prior to the Closing. As soon as practicable after the issuance of all Governmental Approvals, but no later than thirty days following such date, UPC shall file with the SEC a Registration Statement on Form S-8 to register the shares of UPC Common Stock that will be issued to holders of options granted under the GSSC Key Employees Stock Plan. UPC shall use its best efforts to have such Registration Statement declared effective as promptly as practicable.

                 6.4 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of GSSC or the GSSC Subsidiaries and all employees of GSSC and the GSSC Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of GSSC as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to, any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with GSSC or with any GSSC Subsidiary prior to the Effective Time of the Merger by former employees of GSSC or any GSSC Subsidiary will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of July next following the Effective Time of the Merger the participation of the employees of GSSC and GSSC's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, the GSSC Employee Plans and all related employee benefit plans shall continue in full force and effect, (including the continued receipt of all customary corporate contributions in accordance with the past practice of GSSC, SBM and SBL for the period prior to the termination of the plans), except as expressly modified or amended by the terms of this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 60

Reorganization Agreement, or until such time as the plans are replaced by benefit plans maintained by UPC.

                 6.5 Conduct of Business; Notice of Adverse Change. UPC shall not knowingly engage in any activity which would (i) prohibit UPC or INTERIM from delivering the Consideration to the Exchange Agent at Closing; (ii) prevent UPC or INTERIM from consummating the transactions contemplated in this Reorganization Agreement; (iii) prevent or impede the ability of UPC to account for the Merger as a pooling of interests on the financial statements of UPC; and (iv) prevent or impede the ability of UPC, GSSC and the GSSC Record Holders to accomplish the Merger as a tax-free reorganization and, except with respect to cash received in lieu of a fractional share of UPC Common Stock, on a tax-free basis to the GSSC Record Holders. Upon receipt of UPC Shareholder Approval and the satisfaction (or lawful waiver by UPC) of all conditions precedent, UPC shall vote the shares of INTERIM in favor of the Merger. UPC shall notify GSSC in writing immediately upon becoming aware of any material adverse change in the financial condition or prospects of UPC or of any event which would prohibit UPC's performance under the terms of this Reorganization Agreement.


                                   ARTICLE 7

                         COVENANTS OF GSSC, SBM AND SBL

                 7.1 Proxy Statement; GSSC Stockholder Approval. GSSC shall call the GSSC Stockholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and the Federal Reserve shall have entered its Order approving the transactions contemplated in this Reorganization Agreement, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the GSSC Stockholders Meeting, (i) GSSC shall, with UPC's assistance, prepare the Proxy Statement to be filed with the SEC and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the GSSC Stockholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the GSSC Stockholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement;
(iii) the Board of Directors of GSSC shall recommend (subject to compliance with its legal and fiduciary duties as advised by counsel) to the GSSC Stockholders





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
the approval of this Reorganization Agreement and the Plan of Merger; and (iv) GSSC shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such GSSC Stockholders' approvals.

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained, which consent will not be unreasonably withheld by UPC and shall be forthcoming by UPC within five
(5) Business Days from the submission of a written request by GSSC therefor and, except as otherwise contemplated herein:

                          (a)     Except as may be required by statute, rule or
regulation, GSSC, SBM and SBL shall, and shall cause each GSSC Subsidiary to:

                                  (i)      Operate its business only in the
         usual, regular, and ordinary course;

                                  (ii)     Preserve intact its business
         organizations and assets and to maintain its rights and franchises;

                                  (iii)    Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                  (iv)     Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)      Keep in full force and effect
         insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of GSSC or such GSSC Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)     Use its best efforts to retain SBM's
         and SBL's present customer base and to facilitate the retention of such customers by SBM and SBL and their branches after the Effective Time of the Merger; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 62

                                  (vii)     Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to GSSC, SBM, SBL or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of SBM's and SBL's customer relationships;

                          (b)     GSSC, SBM and SBL agree to use their best
efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason why such Government Approvals can not be obtained, and GSSC, SBM and SBL shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                          (c)     GSSC, SBM and SBL, at their own cost and
expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of GSSC, SBM, SBL or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

                          (d)     At all times to and including, and as of, the
Effective Time of the Merger, GSSC, SBM and SBL shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of GSSC, SBM and SBL; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

                          (e)     On and after the Closing Date, GSSC, SBM and
SBL shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 63 necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)     Between the date of this Reorganization
Agreement and the Closing Date, GSSC, SBM and SBL shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to GSSC, SBM and SBL. GSSC, SBM and SBL shall provide reasonable assistance to UPC in its investigation of matters relating to GSSC, SBM and SBL; and

                          (g)     Subject to the terms and conditions of this
Reorganization Agreement, GSSC, SBM and SBL agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. GSSC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, GSSC, SBM and SBL covenant and agree that they will neither do, nor agree or commit to do, nor permit any GSSC Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld, or except as expressly permitted by this Reorganization
Agreement:

                          (a)     Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Certificate of Incorporation or Bylaws; or

                          (b)     Impose, or suffer the imposition, on any
share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities, except in satisfaction of any exercised GSSC Stock Options or as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the GSSC Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the GSSC Common Stock except as expressly permitted by Section 8.2(i)(vi) of this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of GSSC Common Stock (except in satisfaction of any exercised GSSC Stock Options), or any other capital stock of GSSC or of any GSSC Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to GSSC or any GSSC Subsidiary, or are issued in connection with any of the above-described securities encompassed in the GSSC Option Plans, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of GSSC or of any GSSC Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of GSSC or any GSSC Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 65

                          (f)  Incur, or permit any GSSC Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of GSSC or any GSSC Subsidiary to SBM, SBL or another GSSC Subsidiary in excess of an aggregate of $50,000 (for GSSC and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of GSSC or such GSSC Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, FHLB advances, and sales of certificates of deposit); or

                          (g)  Except as expressly permitted by the terms of
this Reorganization Agreement, grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of GSSC or of any GSSC Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                          (h)  Except as expressly required by the terms of
this Reorganization Agreement, amend any existing employment contract between it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that GSSC, SBM or SBL (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                          (i)  Except as expressly required by the terms of
this Reorganization Agreement, adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contracts, purchase
or sale agreements or lease agreements having a value in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 66 excess of One Hundred Thousand Dollars ($100,000) to GSSC or any GSSC Subsidiary; or

                          (k)  Make any capital expenditure except for ordinary
purchases, repairs, renewals or replacements; or

                          (l)  Enter into any transactions other than in the
ordinary course of business; or

                          (m)  Other than in the ordinary course of business,
grant or commit to grant any new extension of credit to any officer, director or known holder of 2% or more of the outstanding GSSC Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of GSSC or amend the terms of any such credit outstanding on the date hereof.

                 7.4      Conduct of Business -- Certain Actions.

                          (a)  Except to the extent necessary to consummate the
transactions specifically contemplated by this Reorganization Agreement, GSSC, SBM and SBL shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of GSSC, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. GSSC shall notify UPC immediately if any Acquisition Proposal has been or should hereafter be received by GSSC, SBM or SBL, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of GSSC's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any proposed tender offer, agreement, understanding or other proposal pursuant to which any corporation, partnership, Person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i)





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 67 acquire or participate in a merger, share exchange, consolidation or any other business combination involving GSSC, SBM or SBL; (ii) acquire the right to vote ten percent (10%) or more of the GSSC Common Stock, SBM Common Stock or SBL Common Stock; (iii) acquire a significant portion of the assets or earning power of GSSC, SBM or SBL; or (iv) acquire in excess of ten percent (10%) of the outstanding GSSC Common Stock, SBM Common Stock or SBL Common Stock.

                          (b)  As a condition of and as an inducement to UPC's
entering into this Reorganization Agreement, GSSC, SBM and SBL covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either GSSC's, SBM's or SBL's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether GSSC, SBM or SBL has otherwise complied with the provisions of Section 7.4(a) hereof, that GSSC or such third-party which is a party to any Acquisition Proposal shall have paid UPC the sum of Twelve Million and No/100 Dollars ($12,000,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Reorganization Agreement; (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement; and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, GSSC, SBM and SBL hereby jointly and severally stipulate and covenant that prior to GSSC's, SBM's or SBL's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either GSSC or such third-party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. Notwithstanding anything in this Section 7.4(b) to the contrary, in the event such Acquisition Proposal should be the result of an unsolicited offer or takeover of GSSC, SBM or SBL, any sums due UPC by GSSC pursuant to the terms of this





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
Section 7.4 shall be paid by GSSC to UPC at the closing of the transactions set forth in such Acquisition Proposal and all obligations of UPC to hold the Closing by the Target Date shall be tolled until such time as the transactions set forth in any such Acquisition Proposal shall have been consummated or until such time as the Acquisition Proposal shall have expired plus such reasonable time as UPC shall require. UPC and INTERIM each acknowledges that under no circumstances shall any officer or director of GSSC, SBM or SBL (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC or INTERIM for any amount of the foregoing payment. On payment of such amount to UPC, UPC and INTERIM shall have no cause of action or claim (either in law or equity) whatsoever against GSSC, SBM or SBL, or any officer or director of GSSC, SBM or SBL, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.

                          (c)  The requirements, conditions, and obligations
imposed by this Section 7.4 shall continue in full force and effect from the date of this Reorganization Agreement until October 1, 1995, unless and until the earlier of any of the following events shall occur, in which event, thereafter neither GSSC, SBM nor SBL shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) mutually by the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC and INTERIM pursuant to
                 Section 9.1(b) of this Reorganization Agreement; (iii) by UPC and INTERIM or GSSC, SBM and SBL pursuant to Section 9.1(c) of this Reorganization Agreement; (iv) by UPC and INTERIM or GSSC, SBM and SBL pursuant to Section 9.1(d) of this Reorganization Agreement; (v) by UPC and INTERIM or GSSC, SBM and SBL pursuant to Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; (vi) by UPC and INTERIM pursuant to Section 9.1(f) of this Reorganization Agreement; (vii) by UPC and INTERIM or GSSC, SBM and SBL pursuant to Section 9.1(g) of this Reorganization Agreement;
                 (viii) by UPC and INTERIM pursuant to Section 9.1(h) of this Reorganization Agreement; (ix) by UPC and INTERIM pursuant to
                 Section 9.1(i) of this Reorganization Agreement; and (x) by UPC and INTERIM or GSSC, SBM and SBL pursuant to Section 9.1(j) or Section 9.1(k) of this Reorganization Agreement; or





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         (2)     In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (ii) Noncompliance by UPC or INTERIM with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;

                          (iii) The failure by UPC or INTERIM to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1 of this Reorganization Agreement or to satisfy the conditions set forth in Sections 8.1(d) or 8.1(g) of this Reorganization Agreement;

                          (iv) The failure to receive the requisite approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than any such failure arising out of any action or inaction on the part of GSSC, SBM or SBL;

                          (v) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (vi) The failure on the part of the appropriate officers of UPC to deliver the certificates set forth in Section 8.1(c) of this Reorganization Agreement, or the failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement;

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), 8.2(i), 8.2(k) or 8.2(l);

                          (viii) The failure to receive the fairness opinion of either (a) GSSC's independent financial adviser as required by the provisions of Section 8.1(f) of this Reorganization Agreement except if such failure is based on the receipt by GSSC of an Acquisition Proposal from a third party or (b)





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 70

                          UPC's independent financial adviser as required by
                          Section 8.2(n) of this Reorganization Agreement;

                          (ix) The failure to receive the approval of the UPC Shareholders as required by the provisions of Section 8.3(d) of this Reorganization Agreement;

                          (x) The failure of the registration statement to be declared effective or if the registration statement is subject to a stop order of the SEC or any state securities commission as required by Section 8.3(c) of this Reorganization Agreement and such failure is based solely on a review by the SEC of the material presented by UPC in the registration statement or an action or inaction on the part of UPC; or

                          (xi) The failure of any Affiliate of GSSC to execute an Affiliate Letter as required by Section 8.3(m) of this Reorganization Agreement (unless such requirement is waived by UPC) but only if the failure of any Affiliates of GSSC to execute the Affiliate Letter would not potentially disqualify the transactions contemplated by this Reorganization Agreement from qualifying for pooling-of-interests accounting treatment.


                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of GSSC. Unless waived in writing by GSSC, the obligation of GSSC to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 71

Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, GSSC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors, shareholders and stockholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 72

                          (d)     Consideration.  GSSC shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligations of UPC or INTERIM to the GSSC Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger;

                          (e)     Opinion of UPC's and INTERIM's Counsel.  GSSC
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to GSSC, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing and in good standing under the laws of the State of Tennessee; and INTERIM is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of GSSC, SBM and SBL) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery
         by UPC or INTERIM of this Reorganization Agreement nor the execution, delivery and performance of any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM;

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

                                  (v)  the shares of UPC Common Stock to be
         issued in the names of the GSSC Record Holders and delivered in exchange for their GSSC Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; and (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Tennessee;

                          (f)     Fairness Opinion.  GSSC shall have received a
"fairness opinion" letter from its independent financial adviser to the effect that, in the opinion of such adviser the Consideration to be received by the GSSC Record Holders is fair to the GSSC Stockholders from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and GSSC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reconfirming the opinions provided in the initial "fairness opinion" letter; and

                          (g)     Tax Opinion of McDonnell Boyd.  GSSC shall
have received a written opinion substantially in the form of opinion set forth in Schedule 8.1(g) hereto from the law firm of McDonnell Boyd to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under
Section 368 of the Internal Revenue Code.

                 8.2 Conditions to the Obligations of UPC and INTERIM. Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of GSSC, SBM and SBL to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of GSSC and the GSSC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
representations and warranties of GSSC, SBM and SBL contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Effective





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 74

Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches or representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of GSSC and the GSSC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of GSSC and SBL, and a certificate signed by the Cashier of SBM dated as of the Closing Date certifying that:

                                        (A)     GSSC's, SBM'S and SBL's
                 respective Boards of Directors and stockholders and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of GSSC, SBM or SBL, is an officer of GSSC, SBM or SBL, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of GSSC,
                 SBM and SBL attached to such certificate remain in full force and effect; and

                                        (D)     GSSC, SBM and SBL are in good
                 standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of GSSC, SBM and SBL stating that the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 75 conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of GSSC, SBM or SBL which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of GSSC, SBM or SBL; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, GSSC, SBM and SBL shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to GSSC, SBM and SBL. GSSC, SBM and SBL shall have caused all GSSC, SBM or SBL personnel to provide reasonable assistance to UPC in its investigation of matters relating to GSSC, SBM and SBL;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of GSSC, SBM and SBL taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to GSSC, SBM or SBL, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of GSSC's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to GSSC, SBM and SBL, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       GSSC is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 76

                                  (ii)     SBM is a Mississippi banking
         corporation, duly organized, validly existing, and in good standing under the laws of the State of Mississippi; SBL is a Louisiana banking corporation, duly organized, validly existing, and in good standing under the laws of the State of Louisiana;

                                  (iii)    this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by GSSC, SBM and SBL and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of GSSC, SBM and SBL enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution, delivery and performance by GSSC, SBM or SBL of this Reorganization Agreement or any of the documents to be executed and delivered by GSSC, SBM and SBL in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of GSSC, SBM or SBL or appropriate government officials; and (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Delaware;

                          (h)  Other Business Combinations, Etc.  Neither GSSC,
SBM nor SBL shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which GSSC, SBM or SBL would merge; consolidate with; effect a business combination with; sell any substantial part of GSSC's, SBM's or SBL's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program after the date hereto which would have the effect of materially decreasing the value of GSSC, SBM or SBL or the benefits of acquiring the GSSC Common Stock;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 77

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing (i) the total assets of GSSC shall be not less than $2,300,000,000; (ii) the consolidated equity capital of GSSC shall have been not less than $178,000,000 as of March 31, 1994, and shall have increased since that date through normal earnings growth; (iii) the consolidated tangible equity capital of GSSC shall have been not less than $171,000,000 as of March 31, 1994, and shall have increased since that date through normal earnings growth; (iv) neither GSSC, SBM nor SBL shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Agreement (therefore, there shall be not more than 9,600,000 shares of GSSC Common Stock validly issued and outstanding at the Effective Time of the Merger); (iv) from December 31, 1993, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring by either GSSC, SBM or SBL; (v) neither GSSC, SBM nor SBL shall have issued or granted since December 31, 1993, through the Closing Date any additional GSSC Stock Options other than stock options which could be issued pursuant to the various GSSC stock option and incentive plans consistent with the terms and conditions of this Reorganization Agreement, and all validly issued and outstanding GSSC Stock Options shall have been fully exercised prior to the Closing or tendered to GSSC for conversion into options to purchase shares of UPC Common Stock as contemplated in Section
2.7 of this Reorganization Agreement and none shall have been repurchased by GSSC, SBM or SBL prior to the Closing; (vi) from the date hereof, GSSC shall not have declared or paid any cash dividends except its customary and historical quarterly cash dividend prior to Closing; and (vii) the Merger can be accounted for as a "pooling of interests" on the financial statements of UPC. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that GSSC, SBM and SBL shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out of the ordinary borrowings or by the realization of extraordinary or nonrecurring gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                          (j)     Non-Compete Agreements.  Each member of the
Boards of Directors of GSSC, SBM and SBL shall have entered into a non-compete agreement with UPC and GSSC substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as Exhibit 8.2(j), providing for a term of not less than two (2) years and covering the general geographic region(s) in which GSSC, SBM and SBL currently operate and do business or in which any of them have a present intention to do business;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 78

                          (k)     Tax Opinion.  UPC shall have received a
written opinion from its counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code;

                          (l)     Pooling of Interests Accounting Treatment.
UPC shall have received (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from GSSC's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date stating that, upon a review of GSSC's books and records, the accountants are aware of no reason why the business combination contemplated in this Reorganization Agreement to which GSSC is a party should not be accounted for as a "pooling of interests" under GAAP;

                          (m)     Receipt of Affiliate Letters.  Pursuant to
the provisions of Section 2.6 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each GSSC Record Holder who would be deemed by GSSC to be an Affiliate of GSSC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of GSSC Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such GSSC Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such GSSC Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such GSSC Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and GSSC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger; and

                          (n)     Fairness Opinion.  UPC shall have received a
"fairness opinion" letter from its independent financial adviser





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 79 to the effect that, in the opinion of such adviser, the Consideration to be received by the GSSC Record Holders is fair to the UPC Shareholders from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and UPC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reinforcing the opinions provided in the initial "fairness opinion" letter.

                 8.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     No Pending or Threatened Claims.  That no
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                          (b)     Governmental Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired;

                          (c)     Registration Statement.  The registration
statement which includes the Proxy Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of UPC Common Stock in the Merger pursuant to this Reorganization Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commission; and

                          (d)     GSSC Stockholder and UPC Shareholder
Approval. This Reorganization Agreement and the Plan of Merger shall have been approved by the GSSC Stockholders by vote of at least the number of GSSC Stockholders as required by applicable law and the Certificate of Incorporation of GSSC. This Reorganization Agreement and the Plan of Merger shall have been approved by the UPC Shareholders by vote of at least the number of UPC Shareholders as required by applicable law and the Charter of UPC and shall have been approved by UPC as sole stockholder of INTERIM as required by applicable law and the Certificate of Incorporation of INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 80

                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties
pursuant to actions of their respective Boards of Directors;

                          (b)     By UPC or INTERIM, should GSSC or any GSSC
Subsidiary fail to conduct its business pursuant to GSSC's, SBM's and SBL's Covenants made in Article 7;

                          (c)     By UPC or INTERIM or by GSSC, SBM or SBL in
the event the Closing shall not have occurred on or before March 31, 1995 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then GSSC, SBM and SBL shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired;

                          (d)     By either UPC or INTERIM or by GSSC, SBM or
SBL, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or GSSC may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by GSSC, SBM or SBL if the conditions set forth in
Section 8.1 or 8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing or it is determined that no such Closing Date shall occur;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 81

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of GSSC, SBM or SBL taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the GSSC Common Stock which are the subject of the instant transaction;

                          (g)     By UPC or INTERIM or GSSC, SBM or SBL in the
event that there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)     By UPC or INTERIM should GSSC or any GSSC
Subsidiary enter into any letter of intent or agreement with a view to being acquired by, or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine, or, other than in the ordinary course of business consistent with past practices, to sell a material portion of its assets; or to be acquired in any other manner by any other Person; or, other than in the ordinary course of business consistent with past practices, to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)     By UPC or INTERIM should GSSC, SBM or SBL or
any GSSC Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring GSSC, SBM or SBL to raise additional capital or to sell a substantial portion of its assets;

                          (j)     By GSSC, SBM or SBL in the event the Current
Market Price Per Share of the UPC Common Stock should be less than $22.00 per share of UPC Common Stock; By UPC or INTERIM in the event the Current Market Price Per Share of the UPC Common Stock should be greater than $31.25 per share of UPC Common Stock; provided, however, any such termination of this Reorganization Agreement by GSSC, SBM or SBL or by UPC or INTERIM pursuant to this Section 9.1(j) shall be subject to the limitations imposed on the Parties by Section 3.1(e) of this Reorganization Agreement;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 82

                          (k)     By either Party, within thirty (30) days from
the date of this Reorganization Agreement, in the event such Party, based on the Party's opportunity to conduct a preliminary due diligence review of the books, records and operations of the other Party as provided for in Section 2.3 of this Reorganization Agreement, in good faith determines in it sole discretion that the results of the review conducted by such Party or its agents do not support and reinforce the reviewing Party's preliminary expectations as to the sustained growth and earnings prospects of the reviewed Party;

                          (l)     By GSSC, SBM or SBL in the event that there
shall have been, in GSSC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting the GSSC Record Holder's voting power or other rights normally enjoyed by the registered holders of the UPC Common Stock which are the subject of the instant transaction; or

                          (m)     By GSSC, SBM or SBL should UPC or INTERIM or
any UPC Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring UPC to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m) of
this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall (i) not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation; and (ii) shall not be deemed a termination of the obligations of GSSC to UPC under Section 7.4 of this Reorganization Agreement which are intended by the Parties hereto





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 83 to survive a termination under Section 9.1 hereof, and any termination of this Reorganization Agreement pursuant to Section 7.4 hereof shall give rise to liability only to the extent therein provided.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to GSSC, SBM or SBL:
                                  Grenada Sunburst System Corporation
                                  2000 Gateway
                                  Post Office Box 947
                                  Grenada, Mississippi 38902-0947
                                  Fax:  (601) 227-2070
                                  Attn: James T. Boone, Chairman, President and
                                           Chief Executive Officer

With a copy to:                   Thompson & Mitchell
                                  One Mercantile Center
                                  St. Louis, Missouri
                                  Fax:  (314) 231-1717
                                  Attn: Gerard K. Sandweg, Jr., Esq.

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  P.O. Box 387 (mailing address)
                                  Memphis, Tennessee 38147

or                                7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Jackson W. Moore, President
                                    Gary A. Simanson, Associate General Counsel

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 84

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls and in accordance with the laws of the State of Delaware with respect to those provisions of this Reorganization Agreement that reference the Delaware Code. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Shelby County, Tennessee.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. GSSC, SBM, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement in accordance with the terms and provisions of this Reorganization Agreement.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties. Nothing in this Reorganization Agreement shall be construed to prohibit GSSC or the Board of Directors of GSSC from making any disclosure to the GSSC Stockholders which in the judgment of the Board of Directors of GSSC (as advised by counsel) may be required in connection with this Reorganization Agreement. GSSC shall promptly notify UPC
in writing if any such disclosure is made.   Nothing in this Reorganization
Agreement shall be construed to prohibit UPC or the Board of Directors of UPC from making any disclosure to the UPC Shareholders which in the judgment of the Board of Directors of UPC (as advised by counsel) may be required in connection with





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 85 this Reorganization Agreement. UPC shall promptly notify GSSC in writing if any such disclosure is made.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Confidentiality Agreement described in Section 2.4 herein, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 86

                          (d)     except as provided in Section 2.5 of this
Reorganization Agreement, amend or add to any provision of this Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11  Payment of Expenses.  Except as set forth in Section
7.4 of this Reorganization Agreement, UPC and GSSC shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. UPC, INTERIM, GSSC, SBM and SBL represent and warrant to each other that except for the employment by GSSC of The Robinson Humphrey Company, Inc. they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by GSSC, SBM or SBL, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of GSSC, SBM and SBL. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by GSSC, SBM or SBL, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. GSSC, SBM and SBL covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law. Nothing in this Section 10.13 shall be deemed to restrict any remedies which the Parties hereto may have under law or equity.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 87

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 Survival of Representations and Warranties. All representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire at the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire on the earlier of six months from the Effective Time of the Merger or the expiration of the applicable statutes of limitation; provided, however, nothing herein shall create any right of action as to any individual who has not personally and individually engaged in any act of willful fraud giving rise to any breach of the representations and warranties made by the Parties hereto. Nothing in this Section 10.15 shall limit GSSC's, SBM's, SBL's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to the its termination. All obligations, agreements, covenants and undertakings of the Parties hereto to be performed either in whole or in part after the Effective Time of the Merger shall survive the Closing and shall not expire at the Effective Time of the Merger.

                 10.16 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 88

                 10.17 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.

                 10.18 Materiality. For purposes of this Reorganization Agreement, any determination of materiality shall be made based on the financial condition of either GSSC and its Subsidiaries or UPC and its Subsidiaries taken as a whole.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 89

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.


                                        GRENADA SUNBURST SYSTEM CORPORATION



                                        By: /s/ James T. Boone
                                            ------------------------------
                                             James T. Boone
                                        Its: Chairman of the Board

ATTEST:


/s/ Edwin T. Cofer
- - ------------------------------
Edwin T. Cofer, Secretary


                                        SUNBURST BANK, MISSISSIPPI



                                         By: /s/ James T. Boone
                                             -------------------------
                                              James T. Boone
                                         Its: President and Chief
                                              Executive Officer

ATTEST:


/s/ Jerry A. Pegg
- - ------------------------------
Cashier

                                         SUNBURST BANK



                                         By: /s/ Jackson A. Huff
                                             -------------------------
                                              Jackson A. Huff
                                         Its: President and Chief
                                              Executive Officer
ATTEST:


/s/ Susan H. Rouprich
- - ------------------------------
Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 90

                                             UNION PLANTERS CORPORATION


                                             By:  /s/ Jackson W. Moore
                                                 ------------------------
                                                  Jackson W. Moore
                                             Its: President

ATTEST:

/s/ J. F. Springfield
- - ----------------------
Secretary


                                            GSSC ACQUISITION COMPANY, INC.


                                            By:   /s/ Jackson W. Moore
                                                -------------------------
                                                  Jackson W. Moore
                                            Its:  President


ATTEST:


/s/ J. F. Springfield
- - ----------------------
Secretary


                 AGREEMENT AND PLAN OF REORGANIZATION - PAGE 91